Exhibit 10.1
AMENDMENT TO MASTER SUPPLY AGREEMENT
     This Amendment (“Amendment”) is entered into as of this 26th of March 2010 to be effective on the date that the Initial Payment as defined below is made to Evergreen (the “Effective Date”) by and between (i) Evergreen Solar, Inc., having its principal place of business at 138 Bartlett Street, Marlboro, MA 01752-3016 USA (“Evergreen”), and (ii) Ralos Vertriebs GmbH, Michelstadt, Germany (“Purchaser”).
     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Supply Agreement (as defined below).
RECITALS
     WHEREAS, Evergreen and Purchaser entered into that certain Master Supply Agreement dated as of May 21, 2008, which agreement has been modified by temporary price adjustments agreed to be the parties from time to time in 2009 (as so modified by any temporary price adjustments, the “Supply Agreement”);
     WHEREAS, Purchaser requested and Evergreen agrees that the purchase and sale obligations of the parties pursuant to the Supply Agreement requiring Purchaser to order and purchase certain quantities of Product, and requiring Evergreen to ship and sell certain quantities of Product, shall be suspended effective January 1, 2010, pending a good faith discussion of modifications to the Supply Agreement;
     WHEREAS, prior to the suspension of the purchase and sale obligations under the Supply Agreement, Purchaser purchased Products pursuant to the Supply Agreement, as referenced in the invoices listed in Exhibit A, which Purchaser has yet to pay for in accordance with the terms of the Supply Agreement (all amounts payable for Products under invoices listed in Exhibit A-1 (net of credits listed) are referred to as the “Product Payments”); and
     WHEREAS, Purchaser and Evergreen agree that the discussions of modifications that will eventually lead to an early release of Purchaser from its obligation to buy and an early release of Evergreen from its obligations to supply the quantities of Product as agreed in the Supply Agreement and that the Supply Agreement will be modified to allow the continuation of the supply of Product by Evergreen to Purchaser; and

     WHEREAS, the parties wish to formally agree to the suspension of their respective purchase and sale obligations and for payment of overdue invoices on the terms and conditions as set forth herein;
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, to be legally bound, Evergreen and Purchaser agree as follows:
AGREEMENT
     1. Upon the execution of this Amendment, the obligations of the Purchaser and Evergreen set forth in Sections 3 and 4 of the Supply Agreement, shall be suspended effective January 1, 2010, and until such time as the parties mutually agree in writing to reinstate those provisions, subject to any changes they may mutually agree to for the obligations contained in these sections; provided that the aforementioned suspension of Purchaser’s obligations shall only continue as long as Purchaser complies with all of the payment obligations under the Supply Agreement as modified by any payment accommodations granted to Purchaser by Evergreen pursuant to Section 4 and Section 5 below.
     2. The Parties agree that as of March 25, 2010, Purchaser has already reduced the sum of overdue Product Payments by Euro 325,000.
     3. As further payment in full of the Product Payments, Purchaser agrees to make all of the following payments on the following dates to Evergreen by wire transfer per the wire instructions set forth in Exhibit B or to another account as later directed by Evergreen in writing:
     a. A payment of Euro 1,600,000 on or before March 26, 2010 (the “Initial Payment”);
     b. Weekly payments of Euro 130,000 (“Weekly Payments”), due on or before Friday morning each week commencing on April 2, 2010 and continuing until the Product Payments are made in full; and
     c. A payment of the “gross cash flow” (as defined below) from each project that is larger than 500kW and is completed by the Purchaser or a Purchaser subsidiary, but in no case will it be an amount in excess of the unpaid Product Payments at the time of payment plus interest on all of the Product Payments (which is being deferred pursuant to Section 6), with these payments becoming due on the day the final payments are made by the Purchaser’s client. For projects completed by a Purchaser subsidiary that is not 100% owned by Purchaser, the payment of “gross cash flow” shall be proportionally decreased to the extent that Purchaser is not entitled to receive such amounts from such subsidiary. “Gross cash flow” is defined as the sales price of a project minus the direct cost of materials, subcontractors and third party services procured for the project minus any deposits required for warranty bonds.
     d. A final payment of any then remaining Product Payment amounts and interest thereon in accordance with Section 5 shall be paid on or before October 31, 2010.
     4. Payments will be deemed to have been made on the date that the Purchaser has irrevocably ordered the immediate transfer of funds to Evergreen’s account at which time Purchaser shall provide Evergreen with notice of the transfer ordered and applicable tracking information.
     5. Purchaser agrees to pay any unpaid interest on payments due for Products purchased by Purchaser under the Supply Agreement at any time (with the payment amounts at any given time being determined net of any credit memos issued by Evergreen or invoices properly delivered to Evergreen by Purchaser). Evergreen acknowledges that Purchaser has questioned the calculation of interest by Evergreen under the Supply Agreement and Evergreen agrees that it will revisit any unpaid interest invoices it has provided to date and issue corrected invoices or credit notes as appropriate to correct any charges that were not properly calculated in accordance with the Supply Agreement. Any dispute regarding the calculation of interest or invoices issued by Ralos to Evergreen will be resolved by mutual agreement between the parties if possible. Purchaser will endeavor to and expects to make a final payment in the remaining amount of any then outstanding Product Payment amounts on or before July 23, 2010 as set forth in the payment schedule provided to Evergreen by Purchaser. If the final payment of the Product Payments and interest is not made on or before July 23, 2010, interest on any then outstanding Product Payment amounts shall accrue interest at an annualized rate of 23% compounded monthly, instead of the existing annualized rate of 18%. In all cases, if the applicable interest per the foregoing sentence would exceed the maximum interest allowed by law, the actual interest rate charged shall be the maximum allowed by law.
     6. Interest due on the Product Payments and payments for any other Products purchased by Purchaser shall accrue as agreed in the Supply Agreement but shall be due and payable on the same day as the last payment of the Product Payments pursuant to Section 3.b. or Section 3.c., as the case may be, or upon Purchasers failure to comply with the terms of this Agreement as modified by this Amendment.
     7. Purchaser may make additional payments at any time.
     8. If by April 30, 2010 Purchaser has paid to Evergreen (as demonstrated by written confirmation from the bank wiring such payments) Euro 8,825,000 (inclusive of all payments made pursuant to Sections 2, 3 and 7), Evergreen agrees that Purchaser will have no further payment obligations for the Product Payments and all interest amounts payable thereon shall be irrevocably waived.
     9. Evergreen shall be granted reasonable access to the books and records of Purchaser (during normal business hours and after reasonable notice to Purchaser) to ensure that payments are being made in accordance with the terms of Section 3.c. and to generally assure Evergreen of Purchaser’s financial status. In addition, Ralos will provide Evergreen with weekly updates regarding the status of installations, project sales and cash flow and liquidity in a form the parties reasonably agree.
     10. Pending the suspension of obligations pursuant to Section 1 above, the parties may agree to the purchase and sale of additional Product under the Supply Agreement, but the price, order and fulfillment terms of any such purchases shall be determined based on written purchase orders and order confirmations associated with any such purchases. In the event of any such purchases, the other terms for such purchases not specified in the purchase orders or order confirmations shall be based on the terms set forth in the sections of the Supply Agreement other than Sections 3 and 4.
     11. In connection with this Amendment to the Supply Agreement, Purchaser agrees to provide Evergreen with payment security for Purchaser’s payment obligations in the form of (a) a guarantee from Purchaser’s parent company, Ralos New Energies AG and (b) assignments of receivables, chattel mortgages and guarantees in an amount sufficient to secure the payments due from Purchaser to Evergreen. Evergreen understands that its interests in receivables will be and personal property may be subordinate to the interests of commercial lending institutions presently negotiating security interests with Purchaser in connection with commercial banking relationships. Such assignments, chattel mortgages and guarantees shall be provided or made to Evergreen on commercially standard terms and conditions within no more than two weeks following the consummation of Purchaser’s new commercial banking arrangements.
     12. Purchaser and Evergreen agree to endeavor to work together in good faith so that up to 9.8 MWp of the Products might be purchased by Purchaser or an affiliate pursuant to the Agreement for use in the solar power project know as “Project Eralos” to be constructed in Sicily, Italy by Purchaser, an affiliate of the Purchaser or a third party. The additional details regarding the ordering and delivery of the Products for Project Eralos will be determined in good faith by the parties. Evergreen acknowledges that Purchaser’s ability to use the Product for this Project is contingent on a number of factors, including the financing terms. The parties will endeavor to determine other projects that may benefit from the combination of Ralos’s expertise and Evergreen’s industry leading products.
     13. The Supply Agreement, as modified by this Amendment, contains the entire understanding of the parties with respect to the subject matter thereof and hereof and supersedes all prior agreements relating thereto, written or oral, between the parties. Except as and to the extent expressly modified by this Amendment, the rights and obligations of Evergreen and Purchaser set forth in the Supply Agreement and the schedules thereto shall remain in full force and effect in all respects. In the event of a conflict or inconsistency between this Amendment and Supply Agreement and the schedules thereto and exhibits hereo, the provisions of this Amendment shall govern. In the event that Purchaser fails to comply with the payment terms of the Supply Agreement as modified by this Amendment, the payment terms of the Supply Agreement shall revert to the payments terms as in effect prior to the execution of this Amendment.
     14. Evergreen agrees that as long as Purchaser continues to make payments in accordance with this Amendment and as long as Purchaser meets its payment obligations for any other sales of Product agreed to after the date of this Amendment, Evergreen will refrain from asserting any claims for breaches or defaults by Purchaser which occurred prior to the date hereof under the Agreement. Purchaser agrees and acknowledges that it presently has no claims against Evergreen for any breach or default under the Agreement.
     15. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
[signatures next page]

     IN WITNESS WHEREOF, the undersigned duly authorized representatives of Evergreen and Purchaser have executed this Amendment as of the date first referenced above.

EVERGREEN SOLAR, INC.		RALOS NEW ENERGIES AG

By:	/s/ Scott J. Gish	By:	/s/ Heinrich Dauscher
	Print Name: Scott J. Gish		Print Name: Heinrich Dauscher
	Title: Vice President		Title: CTO

		By:	/s/ A. Klein

Print Name: A. Klein
Title: CEO

EXHIBIT A
Invoice List

Doc Nbr	Posting Date	Due Date	EuroAmt in Doc
14002582	11/3/2009	11/3/2009	2,571.89
14002653	11/30/2009	11/30/2009	3,820.95
90004742	8/31/2008	10/30/2008	(150.00)
90006094	6/24/2009	8/23/2009	(436.97)
90006192	7/7/2009	9/5/2009	(1,530.90)
90006471	9/1/2009	10/31/2009	(614.93)
90006506	9/3/2009	11/2/2009	(418.20)
90006687	9/14/2009	11/13/2009	(485.85)
90006825	10/12/2009	12/11/2009	(528.90)
90006852	10/20/2009	12/19/2009	(518.65)
90006860	10/20/2009	12/19/2009	140,998.20
90006861	10/20/2009	12/19/2009	138,768.00
90006862	10/20/2009	12/19/2009	139,263.60
90006863	10/20/2009	12/19/2009	129,617.60
90006874	10/21/2009	12/20/2009	140,007.00
90006875	10/21/2009	12/20/2009	129,617.60
90006876	10/21/2009	12/20/2009	140,502.60
90006890	10/22/2009	12/21/2009	130,530.40
90006919	10/28/2009	12/27/2009	130,074.00
90006936	10/30/2009	12/29/2009	139,759.20
90006937	10/30/2009	12/29/2009	139,759.20
90006983	11/5/2009	1/4/2010	140,502.60
90006985	11/5/2009	1/4/2010	139,759.20
90006986	11/5/2009	1/4/2010	142,237.20
90006987	11/5/2009	1/4/2010	129,617.60
90006989	11/5/2009	1/4/2010	130,302.20
90006996	11/6/2009	1/5/2010	142,237.20
90006997	11/6/2009	1/5/2010	142,237.20
90007005	11/9/2009	1/8/2010	144,219.60
90007006	11/9/2009	1/8/2010	130,302.20
90007017	11/9/2009	1/8/2010	145,706.40
90007018	11/10/2009	1/9/2010	142,237.20
90007019	11/10/2009	1/9/2010	142,237.20
90007020	11/10/2009	1/9/2010	142,237.20
90007021	11/10/2009	1/9/2010	142,237.20
90007022	11/10/2009	1/9/2010	142,237.20
90007023	11/10/2009	1/9/2010	142,237.20
90007024	11/10/2009	1/9/2010	129,161.20
90007034	11/11/2009	1/10/2010	139,511.40
90007035	11/11/2009	1/10/2010	138,768.00
90007036	11/11/2009	1/10/2010	138,768.00
90007037	11/11/2009	1/10/2010	138,768.00
90007041	11/12/2009	1/11/2010	138,768.00
90007042	11/12/2009	1/11/2010	138,768.00
90007043	11/12/2009	1/11/2010	142,237.20
90007044	11/12/2009	1/11/2010	142,237.20
90007052	11/13/2009	1/12/2010	129,845.80
90007053	11/13/2009	1/12/2010	140,502.60
90007054	11/13/2009	1/12/2010	138,768.00
90007055	11/13/2009	1/12/2010	142,237.20
90007056	11/13/2009	1/12/2010	141,493.80
90007057	11/13/2009	1/12/2010	130,074.00
90007181	12/9/2009	2/7/2010	(446.90)
90007200	12/11/2009	2/9/2010	(436.00)
90007217	12/14/2009	2/12/2010	129,024.00
90007218	12/14/2009	2/12/2010	129,024.00
90007219	12/14/2009	2/12/2010	129,024.00
90007220	12/14/2009	2/12/2010	129,024.00
90007221	12/14/2009	2/12/2010	128,576.00
90007222	12/14/2009	2/12/2010	129,024.00
90007223	12/14/2009	2/12/2010	129,024.00
90007224	12/14/2009	2/12/2010	129,024.00
90007225	12/14/2009	2/12/2010	129,024.00
90007226	12/14/2009	2/12/2010	129,024.00
90007227	12/14/2009	2/12/2010	129,024.00
90007245	12/16/2009	2/14/2010	128,576.00
90007246	12/16/2009	2/14/2010	128,576.00
90007247	12/16/2009	2/14/2010	128,576.00
90007248	12/16/2009	2/14/2010	128,800.00
90007249	12/16/2009	2/14/2010	128,576.00
90007250	12/16/2009	2/14/2010	127,456.00
90007251	12/16/2009	2/14/2010	127,456.00
90007252	12/16/2009	2/14/2010	127,456.00
90007253	12/16/2009	2/14/2010	128,576.00
90007254	12/16/2009	2/14/2010	128,576.00
90007255	12/16/2009	2/14/2010	129,248.00
90007258	12/17/2009	2/15/2010	129,248.00
90007259	12/17/2009	2/15/2010	129,248.00
90007260	12/17/2009	2/15/2010	129,248.00
90007261	12/17/2009	2/15/2010	129,024.00
90007262	12/17/2009	2/15/2010	129,024.00
90007263	12/17/2009	2/15/2010	129,024.00
90007264	12/17/2009	2/15/2010	129,024.00
90007265	12/17/2009	2/15/2010	129,024.00
90007266	12/17/2009	2/15/2010	129,024.00
90007267	12/17/2009	2/15/2010	129,024.00
90007273	12/18/2009	2/16/2010	129,472.00
90007274	12/18/2009	2/16/2010	128,576.00
90007411	1/12/2010	3/13/2010	(5,811.75)
90007595	2/1/2010	4/2/2010	(1,320.00)
90007539	2/5/2010	4/6/2010	(160.00)
90007689	3/2/2010	5/1/2010	(354.00)
90007697	3/8/2010	5/7/2010	(354.00)
1077240	11/9/2009	11/9/2009	(1,254.42)
Total			10,180,569.77

EXHIBIT B
Wire Instructions
Anglo Irish Bank Ltd
Account # 60319600
BIC/Swift code ANGOIE2D
IBAN # IE92 ANGO 9902 2060 3196 00
For Evergreen Solar, Inc.